EXHIBIT 21 (a)

SUBSIDIARIES

                             NAME
                             ORGANIZATION                                              STATE OF
                             -----------------------                                   --------------
                             Bugaboo Creek Holdings, Inc.                              Delaware
                             Bugaboo Creek of Seekonk, Inc.                            Massachusetts
                             Capital Grille Holdings, Inc.                             North Carolina
                             Capital Grille of San Francisco, Inc.                     California
                             Capital Grille Holdings of Texas, Inc.                    Texas
                             Grist Mill Holdings, Inc.                                 Georgia
                             Hemenway Holdings, Inc.                                   Georgia
                             One Brook, Inc.                                           Ohio
                             Rare Beverages of Pennsylvania, Inc.                      Pennsylvania
                             Rare Hospitality of Kansas, Inc.                          Kansas
                             Rare Hospitality Management, Inc.                         Delaware
                             Rare Steaks of Texas, Inc.                                Georgia
                             Bugaboo Creek of Hicksville, Inc.                         New York
                             Capital Grille of New York, Inc.                          New York
                             Pond Street Grill, Inc.                                   Pennsylvania
                             RARE Beverages of Inverness LLC                           Alabama
                             RARE Beverages of Texas LLC                               Texas
                             RARE Beverages of MD, Inc.                                Maryland
                             RARE Beverages of Waldorf, LLC                            Maryland
                             RARE Beverages of Howard County, LLC                      Maryland